United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: July 25, 2014
Commission File Number 1-7107
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LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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DELAWARE	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
414 Union Street, Suite 2000, Nashville, TN 37219
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986-5600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into Material Definitive Agreement.

On July 25, 2014, Louisiana-Pacific Corporation ("LP") and one of its subsidiaries entered into a Second Amendment (the "Second Amendment") to its credit agreement (the "Revolving Credit Agreement"), dated December 6, 2013, with the lenders party thereto, American AgCredit, PCA, as administrative agent and CoBank, ACB, as L/C issuer. Among other things, the Second Amendment reduces the amount of unrestricted cash and cash equivalents that LP and its consolidated subsidiaries are required to have, as of the end of each fiscal quarter, from $350,000,000 to $200,000,000 and releases Louisiana-Pacific Holdings, LLC, a dormant subsidiary, from its guaranty of LP's obligations under the Revolving Credit Agreement.

A copy of the Second Amendment is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1    Second Amendment to Credit Agreement, dated July 25, 2014, among Louisiana-Pacific Corporation, as borrower, certain subsidiaries of the borrower from time to time party thereto, as guarantors, American AgCredit, PCA, as administrative agent, CoBank, ACB, as L/C Issuer, and lenders party thereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/s/ SALLIE B. BAILEY
Sallie B. Bailey
Executive Vice President and Chief
Financial Officer
(Principal Financial Officer)
Date: July 28, 2014